Form 10-K, Exhibit 13
period 1997-09-30
UGI UTILITIES INC
filed 1997-12-24
CIK 100548

                                                                      Exhibit 13

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K/A

                                 AMENDMENT NO. 1 TO
                         CURRENT REPORT DATED JULY 11, 1997


                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                                  JULY 11, 1997
                                (DATE OF REPORT)



                               UGI UTILITIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



       PENNSYLVANIA                  1-1398                    23-1174060
(STATE OR OTHER JURISDICTION     (COMMISSION FILE            (I.R.S. EMPLOYER
     OF INCORPORATION)               NUMBER)                IDENTIFICATION NO.)



                              100 KACHEL BOULEVARD
                     GREEN HILLS CORPORATE CENTER, SUITE 400
                           READING, PENNSYLVANIA             19607
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)   (ZIP CODE)



                                 (610) 796-3400
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

UGI Utilities, Inc.                                                   Form 8-K/A
Page 2                                                             July 11, 1997

ITEM 4.        CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

               In May 1996, Coopers & Lybrand L.L.P. ("C&L") was appointed by the Audit Committee of the Board of Directors as the Company's independent public accountants for the year ending September 30, 1997. That appointment was approved by the Board of Directors.

               In May 1997, the staff of the Securities and Exchange Commission (the "Commission"), notified UGI Corporation ("UGI"), the parent of the Company, that for the year ending September 30, 1997, UGI's principal auditor must audit and assume the responsibility for reporting on at least 50% of the assets and revenues of UGI on a consolidated basis. As stated in their reports on the consolidated financial statements of UGI Corporation and subsidiaries for each of the two most recent fiscal years, C&L did not audit the consolidated financial statements of AmeriGas Propane, Inc. and subsidiaries ("AmeriGas Propane") as of September 30, 1996 and 1995 and for the year ended September 30, 1996 and the period from April 19, 1995 to September 30, 1995, which statements reflected total assets and revenues constituting 65 and 68 percent, and 65 and 31 percent, respectively, of the related consolidated totals of UGI. Those AmeriGas Propane financial statements were audited by Arthur Andersen LLP ("AA"). AA furnished its reports on those financial statements to C&L. C&L's reports on UGI's consolidated financial statements for the two most recent fiscal years, in so far as they relate to amounts included for AmeriGas Propane, are based solely on the reports of AA. The reports contained no adverse opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. Relying on the reports of AA, C&L was satisfied that it was qualified to act as UGI's principal auditor.

On July 11, 1997, UGI changed its certifying accountant from C&L to AA. In conjunction with UGI's decision, on July 11, 1997 management (i) engaged AA as the Company's independent public accountant (principal auditor), effective August 15, 1997, to examine and report on the consolidated financial statements of the Company for fiscal year 1997, and (ii) notified C&L that the prior engagement of C&L as the Company's independent auditor would terminate on August 15, 1997, following a review of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997. The decision to change accountants was not recommended or approved by the Audit Committee of the Board of Directors, however, it was ratified by the Board of Directors at the July 29, 1997 Board meeting.

               The reports of C&L on the Company's consolidated financial statements for each of the two fiscal years ended September 30, 1996 and 1995, contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

               The Company is not aware of any disagreements with C&L during the Company's two most recent fiscal years and through the date of this report on any matters of accounting principles or practices, financial statement disclosures, or auditing scope and procedures which, if not resolved to the satisfaction of C&L, would have caused C&L to make reference to the matters in their reports.

               During the Company's two most recent fiscal years and through the date of this report, the Company has had no reportable events as defined in Item 304 (a) (1)(v) of Regulation S-K.

UGI Utilities, Inc.                                                   Form 8-K/A
Page 3                                                             July 11, 1997

               The Company has requested that C&L furnish it with a letter addressed to the Securities and Exchange Commission stating whether C&L agrees with the above statements. A copy of that letter dated August 1, 1997 is filed as Exhibit 16 to this Amendment No. 1 on Form 8-K/A.

               During the Company's two most recent fiscal years ended September 30, 1996 and September 30, 1995 and through the date of engagement of AA, the Company has not consulted with AA regarding any of the matters specified in Item 304 (a) (2) of Regulation S-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)            Exhibits
               (16) Letter to the Securities and Exchange Commission from Coopers & Lybrand, dated August 1, 1997.



                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    UGI UTILITIES, INC.
                                    (REGISTRANT)


                                    By:  /s/ John C. Barney
                                         -------------------------------------
                                         John C. Barney
                                         Vice President-Finance and Accounting
Date:  August 4, 1997

                                  EXHIBIT INDEX


Exhibit No.                                Description
-----------                                -----------

   (16)                                    Letter to the Securities and
                                           Exchange Commission from
                                           Coopers & Lybrand dated
                                           August 1, 1997

                                                                     EXHIBIT 16



Coopers & Lybrand L.L.P.   101 East Kennedy Boulevard   telephone (813)229-0221
                           Suite 1500
                           Tampa, Florida 33602-5194    facsimile (813)229-3646

a professional services firm


August 1, 1997




Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549


Gentlemen:

We have read the statements made by UGI Utilities, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Report on Form 8-K/A dated July 11, 1997. We agree with the statements concerning our Firm in such Form 8-K/A.


Very truly yours,

/s/ Coopers & Lybrand L.L.P.

                                                                      Exhibit 13

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K/A

                                 AMENDMENT NO. 1 TO
                         CURRENT REPORT DATED JULY 11, 1997


                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                                  JULY 11, 1997
                                (DATE OF REPORT)



                               UGI UTILITIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



       PENNSYLVANIA                  1-1398                    23-1174060
(STATE OR OTHER JURISDICTION     (COMMISSION FILE            (I.R.S. EMPLOYER
     OF INCORPORATION)               NUMBER)                IDENTIFICATION NO.)



                              100 KACHEL BOULEVARD
                     GREEN HILLS CORPORATE CENTER, SUITE 400
                           READING, PENNSYLVANIA             19607
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)   (ZIP CODE)



                                 (610) 796-3400
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

UGI Utilities, Inc.                                                   Form 8-K/A
Page 2                                                             July 11, 1997

ITEM 4.        CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

               In May 1996, Coopers & Lybrand L.L.P. ("C&L") was appointed by the Audit Committee of the Board of Directors as the Company's independent public accountants for the year ending September 30, 1997. That appointment was approved by the Board of Directors.

               In May 1997, the staff of the Securities and Exchange Commission (the "Commission"), notified UGI Corporation ("UGI"), the parent of the Company, that for the year ending September 30, 1997, UGI's principal auditor must audit and assume the responsibility for reporting on at least 50% of the assets and revenues of UGI on a consolidated basis. As stated in their reports on the consolidated financial statements of UGI Corporation and subsidiaries for each of the two most recent fiscal years, C&L did not audit the consolidated financial statements of AmeriGas Propane, Inc. and subsidiaries ("AmeriGas Propane") as of September 30, 1996 and 1995 and for the year ended September 30, 1996 and the period from April 19, 1995 to September 30, 1995, which statements reflected total assets and revenues constituting 65 and 68 percent, and 65 and 31 percent, respectively, of the related consolidated totals of UGI. Those AmeriGas Propane financial statements were audited by Arthur Andersen LLP ("AA"). AA furnished its reports on those financial statements to C&L. C&L's reports on UGI's consolidated financial statements for the two most recent fiscal years, in so far as they relate to amounts included for AmeriGas Propane, are based solely on the reports of AA. The reports contained no adverse opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. Relying on the reports of AA, C&L was satisfied that it was qualified to act as UGI's principal auditor.

On July 11, 1997, UGI changed its certifying accountant from C&L to AA. In conjunction with UGI's decision, on July 11, 1997 management (i) engaged AA as the Company's independent public accountant (principal auditor), effective August 15, 1997, to examine and report on the consolidated financial statements of the Company for fiscal year 1997, and (ii) notified C&L that the prior engagement of C&L as the Company's independent auditor would terminate on August 15, 1997, following a review of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997. The decision to change accountants was not recommended or approved by the Audit Committee of the Board of Directors, however, it was ratified by the Board of Directors at the July 29, 1997 Board meeting.

               The reports of C&L on the Company's consolidated financial statements for each of the two fiscal years ended September 30, 1996 and 1995, contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

               The Company is not aware of any disagreements with C&L during the Company's two most recent fiscal years and through the date of this report on any matters of accounting principles or practices, financial statement disclosures, or auditing scope and procedures which, if not resolved to the satisfaction of C&L, would have caused C&L to make reference to the matters in their reports.

               During the Company's two most recent fiscal years and through the date of this report, the Company has had no reportable events as defined in Item 304 (a) (1)(v) of Regulation S-K.

UGI Utilities, Inc.                                                   Form 8-K/A
Page 3                                                             July 11, 1997

               The Company has requested that C&L furnish it with a letter addressed to the Securities and Exchange Commission stating whether C&L agrees with the above statements. A copy of that letter dated August 1, 1997 is filed as Exhibit 16 to this Amendment No. 1 on Form 8-K/A.

               During the Company's two most recent fiscal years ended September 30, 1996 and September 30, 1995 and through the date of engagement of AA, the Company has not consulted with AA regarding any of the matters specified in Item 304 (a) (2) of Regulation S-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)            Exhibits
               (16) Letter to the Securities and Exchange Commission from Coopers & Lybrand, dated August 1, 1997.



                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    UGI UTILITIES, INC.
                                    (REGISTRANT)


                                    By:  /s/ John C. Barney
                                         -------------------------------------
                                         John C. Barney
                                         Vice President-Finance and Accounting
Date:  August 4, 1997